 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2019

PETIQ, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38163 (Commission File Number)	35-2554312 (I.R.S. Employer Identification No.)

(Address of principal executive offices)
923 S. Bridgeway Pl. Eagle, Idaho (Address of principal executive offices)	83616 (Zip Code)

(208) 939-8900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



☒ Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act (17 CFR 240.12b-2)

☒ Indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act (17 CFR 240.13(a)-1)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A common stock, par value $0.001 per share	PETQ	NASDAQ

Item 5.02.  Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

Effective August 2, 2019, the Board of Directors (the “Board”) of PetIQ, Inc. (the “Company”) increased the size of the Board from seven (7) to eight (8) directors and appointed Scott Huff, 47, to fill the vacancy on the Board. Mr. Huff has been appointed to the Board as a Class II director, with a term expiring at the Company’s annual meeting of stockholders in 2022.

Mr. Huff is currently the owner of a retail consulting firm, Amplify Retail Consulting LLC, which he started in June 2017. He previously served as Executive Vice President of the Consumables and Health & Wellness divisions at Walmart Stores, Inc. until his retirement in June 2017. Mr. Huff joined Walmart Stores, Inc. in 1994 and served in a variety of roles, including as Merchandise Manager, Divisional Merchandise Manager, Vice President and Regional Vice President. Mr. Huff earned a Bachelor of Science in Marketing from Missouri State University.

Mr. Huff will be compensated in accordance with the Company’s existing director compensation policy.

There are no arrangements or understandings between Mr. Huff and any other persons pursuant to which he was selected as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETQ, INC.
Dated: August 8, 2019	By	/s/ John Newland
	Name:	John Newland
	Title:	Chief Financial Officer